Exhibit 99.2

Manning & Napier, Inc. Transaction Update

FAIRPORT, NY, September 28, 2022 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the extension of the outside date under the merger agreement with Callodine Group LLC (“Callodine”) to December 1, 2022.

“We continue to work diligently to conclude the regulatory review processes necessary to close our transaction,” said Marc Mayer, Chairman and CEO of Manning & Napier. “In order to continue to productively engage with the regulators, we have revised our outlook and now expect the transaction to close in October 2022. We appreciate the continued support of our employees, clients and shareholders and look forward to the Company’s next chapter.”

On September 28, 2022, Manning & Napier delivered to Callodine a confirmatory notice that the Company thereby extends the Termination Date, as defined in the Merger Agreement, to December 1, 2022. The merger remains subject to regulatory clearance by the New Hampshire Banking Department and the Financial Industry Regulatory Authority, and the satisfaction or waiver of other customary closing conditions. The parties currently expect to close the transaction in October 2022.

About Callodine Group

Callodine Group is an asset management platform with approximately $2 billion in assets that specializes in yield-oriented investment strategies. The firm has the ability to invest across the capital structure in multiple asset classes and pursues income-oriented investments with high cash yields and the potential for equity-like returns. Callodine’s asset management subsidiaries target investment strategies across public equities, private credit and real estate on behalf of their individual and institutional investor clients. For additional information about the firm, please visit Callodine’s website at www.callodine.com.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 274 employees as of June 30, 2022.

Forward Looking Statement

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Contacts

Investor Relations Contact

Emily Blum

Prosek Partners

973-464-5240

eblum@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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